EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of April 17, 2003, by and among CHEROKEE BANK, N.A. (the "Bank"), a national bank; CHEROKEE BANKING COMPANY, a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively, the Bank and the Company are referred to hereafter as the "Employer"), and A.R. ROBERTS, III, a resident of the State of Georgia (the "Employee").

                                    RECITALS:

     The Employer desires to employ the Employee as the Senior Vice President and Chief Financial Officer of the Bank and of the Company and the Employee desires to accept such employment.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:


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1.   DEFINITIONS.  Whenever  used  in  this  Agreement,  the following terms and
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their  variant  forms  shall  have  the  meaning  set  forth  below:

     1.1  "AGREEMENT"  shall  mean  this Agreement and any exhibits incorporated
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herein  together with any amendments hereto made in the manner described in this
Agreement.

     1.2  "AFFILIATE"  shall  mean  any  business  entity,  which  controls  the
           ---------
Company,  is  controlled  by  or  is  under  common  control  with  the Company.

     1.3  "AREA"  shall  mean  the  geographic  area  within  the  boundaries of
           ----
Cherokee County, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs services on behalf of the Employer under this Agreement as of the Effective Date.

     1.4  "BUSINESS  OF  THE  EMPLOYER" shall mean the business conducted by the
           ---------------------------
Employer,  which  is  commercial  banking.

     1.5  "CAUSE"  shall  mean:
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          1.5.1     With  respect  to  termination  by  the  Employer:

               (a) A material breach of the terms of this Agreement by the Employee, including, without limitation, persistent failure by the Employee to follow reasonable written instructions or policies in a satisfactory manner as determined by the President of the Bank or the Company in his sole discretion, which level of unsatisfactory performance remains uncured for a period of thirty (30) days following the delivery of written notice of such breach to the Employee by the Employer;

               (b) Conduct by the Employee that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;


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               (c)  The  conviction  of  the  Employee  of  a  felony;

               (d) Conduct by the Employee that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

               (e) Conduct by the Employee that results in removal from his position as an officer or employee of the Bank or of the Company pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank or the Company, as applicable.

          1.5.2 With respect to termination by the Employee, a material diminution in the powers, responsibilities or duties of the Employee hereunder or a material breach of the terms of this Agreement by the Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Employee.

     1.6  "COMPANY  INFORMATION"  means  Confidential  Information  and  Trade
           --------------------
Secrets.

     1.7  "CONFIDENTIAL  INFORMATION" means data and information relating to the
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business  of  the Employer (which does not rise to the status of a Trade Secret)
which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.8  "EFFECTIVE  DATE"  shall  mean  the date on which the Employer and the
           ---------------
Employee  execute  the  Agreement.

     1.9  "PERMANENT  DISABILITY" shall mean the total inability of the Employee
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to  perform  his  duties under this Agreement for the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Employee.

     1.10  "TERM" shall mean an initial one-year period commencing on October 1,
            ----
2002 and successive one-year periods thereafter, unless this Agreement is terminated earlier, as provided for in Section 3 of this Agreement. The Term shall not renew as of any successive one-year period following the initial one-year period if either the Employer or the Employee gives notice to the other no less than sixty (60) days prior to the first day of that one-year period of its or his intent to allow the Agreement to expire as of the last day of the immediately preceding one-year period.

     1.11  "TRADE SECRETS" means Employer information including, but not limited
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to,  technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


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2.   DUTIES.
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     2.1  POSITION.  The  Employee  is  employed  initially  as  the Senior Vice
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President and Chief Financial Officer of the Bank or of the Company and, subject to the direction of the President of the Bank or the Company shall perform and discharge well and faithfully the duties normally associated with the Employee's position, and in addition, any other duties which shall reasonably be assigned to him from time to time by the Bank or the Company in connection with the conduct of its business.

     2.2  FULL-TIME  STATUS.  The  Employee shall:  (a) devote substantially all
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of  his  time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;
(b) diligently follow and implement all management policies and decisions communicated to him by the President of either the Bank or the Company; and (c) timely prepare and forward to the President of either the Bank or the Company all reports and accounting as may be requested of the Employee.

     2.3  PERMITTED  ACTIVITIES.  The  Employee shall devote his entire business
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time,  attention  and  energies  to  the  Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Employee in their operation or affairs and in which his participation is solely that of an investor, (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and (c) participating in civic and professional affairs, including serving as the Mayor of Ball Ground, Georgia, and participating in organizations and conferences, preparing or publishing papers or books or teaching so long as such activities do not materially interfere with the performance of his duties hereunder; provided, however, that the provisions of this Section 2.3 do not prohibit the Employee from engaging in rental real estate leasing activities.

3.   TERM  AND  TERMINATION.
     ----------------------

     3.1  TERM.     Except  as  provided  in  Section  3.2, this Agreement shall
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remain  in  effect  for  the  Term.

     3.2  TERMINATION.  During  the  Term,  the employment of the Employee under
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this  Agreement  may  be  terminated  only  as  follows:

          3.2.1     By  the  Employer:

                    (a) For Cause, upon written notice to the Employee pursuant to Section 1.5.1 hereof, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 hereof on the effective date of termination;

                    (b) Without Cause at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer


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          shall  be  required  to  pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination to be paid in equal monthly installments over a period not to exceed twelve
          (12)  months;  or

                    (c) Upon the Permanent Disability of Employee at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 hereof on the effective date of termination.

          3.2.2     By  the  Employee:

                    (a) For Cause, in which event the Employer shall be required to pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination to be paid in equal monthly installments over a period not to exceed twelve (12) months; or

                    (b) Without Cause or upon the Permanent Disability of the Employee, provided that the Employee shall give the Employer sixty
          (60) days' prior written notice of his intent to terminate, in which event the Employer shall have no further obligation to the Employee except future payment of any amounts due and owing under Section 4 hereof on the effective date of the termination.

          3.2.3 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under
          Section 4 hereof on the effective date of termination unless otherwise set forth in the written agreement.

          3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Employee's death, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

          3.2.5 In the event of a "change in control" (as defined below), the Employee may elect (a) to negotiate a new employment agreement with the acquiring party, or (b) to terminate his employment and receive equal monthly installments for a period of twelve (12) months totaling (1) times his Base Salary then in effect plus continued life, health, LTD and dental insurance, including dependent coverage in full and final settlement of all amounts due under this Agreement; provided, however, that any action taken with the consent of the Employee or any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied after notice is given by the Employee shall not give rise to Employee's rights under this Section 3.2.5. For purposes of this Section, the term "change in control" shall mean: the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of (i) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding voting securities of the Company or the Bank (including an acquisition by merger), or (ii) all or substantially all of the assets of the Company or the Bank, in each case other than an


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          acquisition  of  voting  securities or assets of the Bank by an entity controlled by or under common control (as "control" is defined for purposes of the Exchange Act) with the Company.

          3.2.6 In the event the Employer issues a notice that the original Term shall not be renewed for its first one-year renewal period or, when applicable, that any extended Term shall not be renewed by the immediately succeeding one-year renewal period, all in accordance with
          Section 1.10 above, for any reason other than Cause or the Employee's death or Permanent Disability, the Employer shall be required to pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination (the "Severance Period") to be paid in equal monthly installments over a period not to exceed twelve (12) months. In addition, during the Severance Period, the Employer shall continue to provide life, health, LTD and dental insurance, including dependent coverage during the Severance Period for the Employee and the members of his immediate family.

4.   COMPENSATION.  During  the  Term,  the Employee shall receive the following
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salary  and  benefits:

     4.1  BASE  SALARY.  The  Employee  shall  be compensated at an initial base
          ------------
rate of $85,000 annually (the "Base Salary then in effect"). Base Salary shall be payable in accordance with the Employer's normal payroll practices. The obligation for payment of Base Salary shall be apportioned between the Company and the Bank and they may agree from time to time in their sole discretion. The Employer will review the Employee's job performance, Base Salary and other compensation annually following the end of each year. The Board of Directors will set future Base Salary.

     4.2  INCENTIVE  COMPENSATION.  The  Employee shall be entitled to receive a
          -----------------------
performance  bonus  in  accordance  with  the  following  terms:

          (a) The President of the Bank may establish within ninety (90) days after the beginning of each year pre-established performance measures, as determined in its sole discretion, which, if established, will serve as the basis for determining the Employee's bonus compensation for that year. The Employer shall pay the Employee a cash bonus equal to the amount determined in accordance with any performance measures so established.

          (b) The following conditions must be satisfied as further conditions to any commitment by the Bank to pay a bonus to the Employee pursuant to this Section 4.2:

          (i) the overall condition of the Bank must be "satisfactory" in the opinion of the Office of the Comptroller of the Currency ("OCC") as set forth in the most current OCC Report of Supervisory
               Activity provided to the Bank and the Uniform Financial Institution Rating of the Bank shall not be less than a "2"; and

          (ii) the Bank shall be "well capitalized" as defined under regulations promulgated by the OCC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.

     Any bonus which becomes payable pursuant to this Section 4.2 shall be paid in a lump sum in cash within thirty (30) days after the close of the period for which it is payable.


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     4.3  STOCK  OPTIONS.  The  Company  may,  in  its  discretion, grant to the
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Employee  stock  options  to  purchase  shares  of  the  Company's common stock.

     4.4  AUTOMOBILE  ALLOWANCE.  The Employer will provide the Employee with an
          ---------------------
automobile  allowance  equal  to  $100  per  month.

     4.5  BUSINESS  EXPENSES;  MEMBERSHIPS.  The Employer specifically agrees to
          --------------------------------
reimburse the Employee for reasonable business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved from time to time by the President of the Bank or the Company; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.6  VACATION.  The  Employee  shall  be  entitled  to  three  (3) weeks of
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vacation  during  each  one-year  period  during the Term, during which time his compensation  shall  be  paid  in  full.

     4.7  BENEFITS.  In  addition to the benefits specifically described herein,
          --------
          the Employee shall be entitled to such benefits as may be available from time to time for management employees of the Employer. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices.

     4.8  WITHHOLDING.  The  Employer  may  deduct  from  each  payment  of
          -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.   COMPANY  INFORMATION.
     --------------------

     5.1  OWNERSHIP  OF  INFORMATION.   All  Company  Information  received  or
          --------------------------
developed by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2  OBLIGATIONS  OF THE EMPLOYEE.  The Employee agrees (a) to hold Company
          ----------------------------
Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Company Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of two (2) years following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. Sec.Sec. 10-1-760-10-1-767, with respect to Trade Secrets.

     5.3  DELIVERY  UPON  REQUEST OR TERMINATION.  Upon request by the Employer,
          --------------------------------------
and in any event upon termination of his employment with the Employer, the Employee will promptly deliver to the


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Employer  all property belonging to the Employer, including, without limitation, all  Company  Information  then  in  his  possession  or  control.

6.   NON-COMPETITION.  The  Employee  agrees  that  during his employment by the
     ---------------
Employer hereunder and, in the event of the termination of his employment for any reason other than pursuant to Section 3.2.2(a), for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer engage in any business which is the same as or essentially the same as the Business of the Employer.

7.   NON-SOLICITATION  OF  CUSTOMERS.  The  Employee  agrees  that  during  his
     -------------------------------
employment by the Employer hereunder and for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with those provided by the Employer.

8.   NON-SOLICITATION  OF  EMPLOYEES.  The  Employee  agrees  that  during  his
     -------------------------------
employment by the Employer hereunder and for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employer or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9.   REMEDIES.  The  Employee  agrees that the covenants contained in Sections 5
     --------
through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative.

10.  SEVERABILITY.  The  parties  agree  that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  NO  SET-OFF BY THE EMPLOYEE.  The existence of any claim, demand, action or
     ---------------------------
cause of action by the Employee against the Employer, or any Affiliate of the Employer, whether predicated upon this


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Agreement or otherwise, shall not constitute a defense to the enforcement by the
Employer  of  any  of  its  rights  hereunder.

12.  NOTICE.  All  notices  and other communications required or permitted under
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this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If  to  the  Employer,  to  it  at:

               Cherokee  Bank,  N.A.
               Post  Office  Box  4250
               Canton,  Georgia  30114

          (ii) If  to  the  Employee,  to  him  at:

               A.R.  Roberts,  III
               3030  Canton  Highway
               Ball  Ground,  Georgia  30107

13.  ASSIGNMENT.  Neither  party hereto may assign or delegate this Agreement or
     ----------
any of its rights and obligations hereunder without the written consent of the other party hereto.

14.  WAIVER.  A  waiver  by  the  Employer or the Employee of any breach of this
     ------
Agreement by the other shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION.  Any  controversy  or claim arising out of or relating to this
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contract,  or  the  breach  thereof,  shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Cherokee County or the federal court for the Northern District of Georgia. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings; provided, however, that each party will pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom the award is entered engaged in arbitration in bad faith or as a delaying tactic. [EMPLOYEE MUST INITIAL HERE:
_____]

16.  ATTORNEYS'  FEES.  In  the  event  that the parties have complied with this
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Agreement  with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.


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17.  APPLICABLE  LAW.  This  Agreement shall be construed and enforced under and
     ---------------
in  accordance  with  the  laws  of  the  State  of  Georgia.

18.  INTERPRETATION.  Words  importing  any  gender  include all genders.  Words
     --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  ENTIRE  AGREEMENT.  This  Agreement embodies the entire and final agreement
     -----------------
of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20.  RIGHTS  OF THIRD PARTIES.  Nothing herein expressed is intended to or shall
     ------------------------
be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  SURVIVAL.  The  obligations of the Employee pursuant to Sections 5, 6, 7, 8
     --------
and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

22.  JOINT AND SEVERAL.  The obligations of the Bank and the Company to Employee
     -----------------
hereunder  shall  be  joint  and  several.


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                                      - 9 -

     IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Agreement as of the date first shown above.

                              THE  BANK:

                              CHEROKEE  BANK,  N.A.


                              By:      /s/  Donald  F.  Stevens
                                       ------------------------
                              Print  Name:  D.F.  STEVENS
                              Title:  CHAIRMAN

                              By:      /s/  Albert  Evans
                                       ------------------
                              Print  Name:  ALBERT  EVANS,  JR.
                              Title:  COMPENSATION  COMMITTEE  CHAIRMAN


                              THE  COMPANY:

                              CHEROKEE  BANKING  COMPANY


                              By:      /s/  Donald  F.  Stevens
                                       ------------------------
                              Print  Name:  D.F.  STEVENS
                              Title:  CHAIRMAN

                              By:      /s/  Albert  Evans
                                       ------------------
                              Print  Name:  ALBERT  EVANS,  JR.
                              Title:  COMPENSATION  COMMITTEE  CHAIRMAN


                              THE  EMPLOYEE:


                                   /s/  A.  R.  Roberts,  III
                              -------------------------------
                              A.R.  ROBERTS,  III


                                     - 10 -
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